UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 15, 2013

PolyMedix, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51895	27-0125925
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

170 N. Radnor-Chester Road; Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(484) 598-2400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03.                      Material Modification to Rights of Security Holders.

The information set forth below under Item 5.07 is hereby incorporated by reference in this Item 3.03.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

Pursuant to a definitive proxy statement filed with the Securities and Exchange Commission on February 22, 2013, PolyMedix, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on March 15, 2013.  At the Special Meeting, the stockholders approved two proposals (the “Proposals”).  The Proposals and the results of stockholder voting for the Proposals were as follows:

Proposal 1:  To approve an amendment to the Company’s certificate of incorporation to combine outstanding shares of the Company’s common  stock into a lesser number of outstanding shares, a “reverse stock split,” by a ratio of not less than ten-for-one and not more than fifty-for-one at any time prior to December 31, 2013, with the exact ratio to be set within this range by the Company’s board of directors in its sole discretion:

For	Against	Abstentions	Broker Non-votes
80,741,534	8,632,095	937,208	- 0 -

Proposal 2:  To approve, conditioned upon stockholder approval and implementation of the reverse stock split, an amendment to the Company’s certificate of incorporation to reduce the number of the Company’s authorized shares of common stock from 250,000,000 to 25,000,000:

For	Against	Abstentions	Broker Non-votes
82,659,668	6,666,722	984,448	- 0 -

Following the Special Meeting, the Company’s Board of Directors set the reverse stock split ratio at fifty-for-one (the “Reverse Split Ratio”).  The Company then filed a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation to effect the Proposals at the Reverse Split Ratio.

The Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated by reference herein.  The Company issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation PolyMedix, Inc.
99.1	Press Release of PolyMedix, Inc. issued March 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

Date: March 15, 2013	By:	/s/ Edward F. Smith

Edward F. Smith Chief Executive Officer, Chief Financial Officer and Secretary